UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

__________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

June 29, 2007
Date of Report
(Date of earliest event reported)

SOCKET COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-13810 (Commission File Number)	94-3155066 (IRS Employer Identification No.)

39700 Eureka Drive
Newark, CA 94560
(Address of principal executive offices, including zip code)

(510) 933-3000
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On June 29, 2007, Socket Communications, Inc. (the "Company") and Robert Miller, Vice President of Engineering and a named executive officer of the Company in the Company's annual report on Form 10-K for 2006, entered into an agreement effective June 29, 2007 (the "Agreement") by which Mr. Miller resigned from his position.

(e) Pursuant to the Agreement, Mr. Miller will no longer be an officer of the Company, will become a rank and file employee with a title of Senior Engineering Fellow, will take a six month unpaid leave of absence commencing on July 2, 2007 and will return to the Company no later than January 1, 2008. Upon Mr. Miller's return from his unpaid leave of absence, Mr. Miller will have a reduced salary and be eligible for a reduced bonus, both of which will be commensurate to similarly situated employees.

The Company and Mr. Leonard Ott, the Company's Chief Technical Officer and former Vice President of Engineering, have agreed that Mr. Ott will assume Mr. Miller's former duties as Vice President of Engineering on an interim basis, but shall not receive any additional compensation for assuming such duties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOCKET COMMUNICATIONS, INC.

Date: July 6, 2007	By: /s/	David W. Dunlap

Name: David W. Dunlap Vice President, Finance and Administration and Chief Financial Officer